Exhibit 99.1

Silvercrest appoints Richard Hough Acting CEO

NEW YORK, November 18, 2013 — Silvercrest Asset Management Group Inc. (SAMG) announced that the Board of Directors has appointed Richard Hough as Acting Chief Executive Officer, effective immediately. This action is consistent with the Board’s succession plans and the wishes of Moffett Cochran, who remains the Company’s Chairman. Mr. Hough has been serving as the Company’s President and Chief Operating Officer.

About Silvercrest Asset Management

Silvercrest Asset Management Group was founded in April 2002 as an independent, employee-owned registered investment adviser. With offices in New York, Los Angeles, Boston and Charlottesville, Silvercrest provides traditional and alternative investment advisory and family office services to wealthy families and select institutional investors. As of September 30, 2013, the firm reported assets under management of $14.6 billion.

Investor Relations Contact:

Richard R. Hough III

President and COO

212.649.0727

rhough@silvercrestgroup.com

SILVERCREST ASSET MANAGEMENT GROUP LLC

1330 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10019 • (212) 649-0600

WWW.SILVERCRESTGROUP.COM